New York Mortgage Trust Reports
Third Quarter 2020 Results

NEW YORK, NY - November 5, 2020 (GLOBE NEWSWIRE) - New York Mortgage Trust, Inc. (Nasdaq: NYMT) (“NYMT,” the “Company,” “we,” “our” or “us”) today reported results for the third quarter of 2020.

Summary of Third Quarter 2020:
(dollar amounts in thousands, except per share data)

Net income attributable to Company's common stockholders	$91,344
Net income attributable to Company's common stockholders per share (basic)	$0.24
Net interest income	$25,529
Portfolio net interest margin	2.18%
Comprehensive income attributable to Company's common stockholders	$113,834
Comprehensive income attributable to Company's common stockholders per share (basic)	$0.30
Book value per common share at the end of the period	$4.58
Economic return on book value for the quarter (1)	7.0%
Dividends per common share	$0.075

(1)Economic return on book value is based on the periodic change in GAAP book value per common share plus dividends declared per common share, if any, during the period.

Key Developments:

•Completed a securitization of residential loans, resulting in approximately $241.1 million of net proceeds to the Company. A portion of the net proceeds were utilized to repay approximately $230.6 million on an outstanding repurchase agreement related to residential loans.

•Obtained non-mark-to-market financing for residential loans through a repurchase agreement with a new counterparty, receiving net proceeds of approximately $47.2 million.

•Sold non-Agency RMBS for approximately $259.5 million in proceeds and CMBS for approximately $110.7 million in proceeds.

•Purchased residential loans for approximately $92.7 million.

•Repaid last remaining repurchase agreement to finance investment securities in the amount of approximately $87.6 million.

Subsequent Developments:

In October 2020, the Company completed a securitization of residential loans, resulting in approximately $299.4 million in net proceeds to the Company after deducting estimated expenses associated with the transaction. The Company utilized the net proceeds to repay approximately $236.0 million on outstanding repurchase agreements related to residential loans.

Management Overview

Steven Mumma, Chairman and Chief Executive Officer, commented: "The Company delivered another solid quarter despite the current environment, generating $0.24 GAAP earnings per share and $0.30 comprehensive earnings per share. The Company’s book value increased to $4.58, an increase of approximately 5% from the previous quarter and 18% from the first quarter. Including the $0.075 per common share dividend declared in September, the Company posted a total economic return of 7.0% for the quarter. On the balance sheet-side, the Company continued to strengthen its financial position during the quarter, completing a residential loan securitization and a non-mark-to-market residential loan repurchase agreement with a new counterparty further reducing its mark-to-market financing to $626 million at quarter end from $964 million the prior quarter. In October 2020, the Company completed a second residential loan securitization, reducing our mark-to-market financing by an additional $236 million. The Company completed the quarter with over $600 million in cash as we continue to believe that volatility around the election and the ongoing COVID-19 pandemic will present compelling investment opportunities during the fourth quarter and the early part of next year."

Jason Serrano, President, commented: "Investment opportunities to put our cash to work increased dramatically in recent months. With a markedly lower level of competition, we sourced and reviewed over $6 billion of new opportunities in Q3. We have taken a highly selective approach to this market and only advanced on approximately 6% of transactions reviewed. Although we are excited about the strong housing fundamentals bolstering housing demand, particularly in the South and Southeast of the U.S., we believe a patient approach sympathetic to the tense geopolitical environment is the right approach at this time. We believe more attractive entry points will be available in the near-term and are encouraged by the flexibility that our balance sheet can provide in helping us to capture this opportunity in a significant way for our shareholders."

Capital Allocation

The following tables set forth, by investment category, our allocated capital at September 30, 2020, our interest income and interest expense, and the average yield, average portfolio financing cost, and portfolio net interest margin for our average interest earning assets for the three months ended September 30, 2020 (dollar amounts in thousands):

	Single-Family Credit (1)	Multi- Family Credit	Other	Total
Investment securities available for sale, at fair value	$375,765	$182,925	$45,007	$603,697
Residential loans, at fair value	2,822,789	—	—	2,822,789
Residential collateralized debt obligations, at fair value	(1,077,980)	—	—	(1,077,980)
Investments in unconsolidated entities	73,456	145,250	—	218,706
Preferred equity and mezzanine loan investments	—	183,154	—	183,154
Other investments (2)	—	3,585	—	3,585
Carrying value	$2,194,030	$514,914	$45,007	$2,753,951
Liabilities:
Repurchase agreements	(672,519)	—	—	(672,519)
Securitized debt	(88,791)	—	—	(88,791)
Residential collateralized debt obligations	(268,820)	—	—	(268,820)
Subordinated debentures	—	—	(45,000)	(45,000)
Convertible notes	—	—	(134,720)	(134,720)
Cash, cash equivalents and restricted cash (3)	119,578	47,952	537,094	704,624
Other	50,362	(4,356)	(41,348)	4,658
Net capital allocated	$1,333,840	$558,510	$361,033	$2,253,383

Total Leverage Ratio (4)				0.4
Portfolio Leverage Ratio (5)				0.3

(1)The Company, through its ownership of certain securities, has determined it is the primary beneficiary of Consolidated SLST and has consolidated the assets and liabilities of Consolidated SLST in the Company’s condensed consolidated financial statements.
(2)Includes real estate under development presented in the Company's accompanying condensed consolidated balance sheets in receivables and other assets.
(3)Restricted cash is included in the Company's accompanying condensed consolidated balance sheets in receivables and other assets.
(4)Represents total outstanding repurchase agreement financing, subordinated debentures and convertible notes divided by the Company's total stockholders' equity. Does not include SLST CDOs amounting to $1.1 billion, Residential CDOs amounting to $268.8 million and securitized debt amounting to $88.8 million as they are non-recourse debt to the Company.
(5)Represents outstanding repurchase agreement financing divided by the Company's total stockholders' equity.

Net Interest Income - Three Months Ended September 30, 2020:	Single-Family Credit (1)	Multi- Family Credit	Other	Total
Interest Income (2)	$28,747	$7,846	$1,203	$37,796
Interest Expense	(9,025)	—	(3,242)	(12,267)
Net Interest Income (Expense)	$19,722	$7,846	$(2,039)	$25,529

Portfolio Net Interest Margin - Three Months Ended September 30, 2020:
Average Interest Earning Assets (3) (4)	$2,279,813	$417,102	$41,540	$2,738,455
Average Yield on Interest Earning Assets (5)	5.03%	7.52%	11.58%	5.51%
Average Portfolio Financing Cost (6)	(3.33)%	—	—	(3.33)%
Portfolio Net Interest Margin (7)	1.70%	7.52%	11.58%	2.18%

(1)The Company, through its ownership of certain securities, has determined it is the primary beneficiary of Consolidated SLST and has consolidated the assets and liabilities of Consolidated SLST in the Company’s condensed consolidated financial statements. Interest income amounts represent interest income earned by securities that are owned by the Company. A reconciliation of net interest income from the Single-Family Credit portfolio is included below in "Additional Information."
(2)Includes interest income earned on cash accounts held by the Company.
(3)Average Interest Earning Assets for the period indicated excludes cash and cash equivalents and all Consolidated SLST assets other than those securities owned by the Company.
(4)Average Interest Earning Assets is calculated each quarter based on daily average amortized cost for the respective periods.
(5)Average Yield on Interest Earning Assets was calculated by dividing our annualized interest income relating to our interest earning assets by our Average Interest Earning Assets for the respective periods.
(6)Average Portfolio Financing Cost was calculated by dividing our annualized interest expense relating to our interest earning assets by our average interest bearing liabilities, excluding the interest expense generated by our subordinated debentures and convertible notes of approximately $0.5 million and $2.8 million, respectively.
(7)Portfolio Net Interest Margin is the difference between our Average Yield on Interest Earning Assets and our Average Portfolio Financing Cost, excluding the weighted average cost of subordinated debentures and convertible notes.

Conference Call

On Friday, November 6, 2020 at 9:00 a.m., Eastern Time, New York Mortgage Trust's executive management is scheduled to host a conference call and audio webcast to discuss the Company’s financial results for the three and nine months ended September 30, 2020. The conference call dial-in number is (877) 312-8806. The replay will be available until Friday, November 13, 2020 and can be accessed by dialing (855) 859-2056 and entering passcode 1079438. A live audio webcast of the conference call can be accessed via the Internet, on a listen-only basis, at the Company's website at http://www.nymtrust.com. Please allow extra time, prior to the call, to visit the site and download the necessary software to listen to the Internet broadcast.

In connection with the release of these financial results, the Company will also post a supplemental financial presentation that will accompany the conference call on its website at http://www.nymtrust.com under "Events and Presentations." Third quarter 2020 financial and operating data can be viewed in the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2020, which is expected to be filed with the Securities and Exchange Commission on or about November 6, 2020. A copy of the Form 10-Q will be posted at the Company’s website as soon as reasonably practicable following its filing with the Securities and Exchange Commission.

About New York Mortgage Trust

New York Mortgage Trust, Inc. is a Maryland corporation that has elected to be taxed as a real estate investment trust (“REIT”) for federal income tax purposes. NYMT is an internally managed REIT in the business of acquiring, investing in, financing and managing primarily mortgage-related single-family and multi-family residential assets. For a list of defined terms used from time to time in this press release, see “Defined Terms” below.

Defined Terms

The following defines certain of the commonly used terms that may appear in this press release: “RMBS” refers to residential mortgage-backed securities backed by adjustable-rate, hybrid adjustable-rate, or fixed-rate residential loans; “Agency RMBS” refers to RMBS representing interests in or obligations backed by pools of mortgage loans guaranteed by a government sponsored enterprise (“GSE”), such as the Federal National Mortgage Association (“Fannie Mae”) or the Federal Home Loan Mortgage Corporation (“Freddie Mac”), or an agency of the U.S. government, such as the Government National Mortgage Association (“Ginnie Mae”); “ABS” refers to debt and/or equity tranches of securitizations backed by various asset classes including, but not limited to, automobiles, aircraft, credit cards, equipment, franchises, recreational vehicles and student loans; “non-Agency RMBS” refers to RMBS that are not guaranteed by any agency of the U.S. Government or any GSE; “Agency ARMs” refers to Agency RMBS comprised of adjustable-rate and hybrid adjustable-rate RMBS; “Agency fixed-rate RMBS” refers to Agency RMBS comprised of fixed-rate RMBS; “IOs” refers collectively to interest only and inverse interest only mortgage-backed securities that represent the right to the interest component of the cash flow from a pool of mortgage loans; “POs” refers to mortgage-backed securities that represent the right to the principal component of the cash flow from a pool of mortgage loans; “ARMs” refers to adjustable-rate residential loans; “residential securitized loans” refers to residential loans held in securitization trusts; “distressed residential loans” refers to pools of re-performing, non-performing and other delinquent loans secured by first liens on one- to four-family properties; “CMBS” refers to commercial mortgage-backed securities comprised of commercial mortgage pass-through securities, as well as PO, IO or mezzanine securities that represent the right to a specific component of the cash flow from a pool of commercial mortgage loans; “Agency CMBS” refers to CMBS representing interests in or obligations backed by pools of multi-family mortgage loans guaranteed by a GSE; “multi-family CMBS” refers to CMBS backed by commercial mortgage loans on multi-family properties; “multi-family securitized loans” refers to the commercial mortgage loans included in the Consolidated K-Series; “CDO” refers to collateralized debt obligation; “Consolidated K-Series” refers to certain Freddie Mac-sponsored multi-family loan K-Series securitizations, of which we, or one of our special purpose entities, owned the first loss PO securities and certain IO and/or senior or mezzanine securities issued by them, that we consolidated in our financial statements in accordance with GAAP; “Consolidated SLST” refers to a Freddie Mac-sponsored residential loan securitization, comprised of seasoned re-performing and non-performing residential loans, of which we own the first loss subordinated securities and certain IOs, that we consolidate in our financial statements in accordance with GAAP; “SLST CDOs” refers to the debt that permanently finances the residential loans held in Consolidated SLST that we consolidate in our financial statements in accordance with GAAP; “Multi-family CDOs” refers to the debt that permanently financed the multi-family mortgage loans held in the Consolidated K-Series that we consolidated in our financial statements in accordance with GAAP; “Residential CDOs” refers to the debt that permanently finances our residential loans held in securitization trusts that we consolidate in our financial statements in accordance with GAAP; “Agency” portfolio includes Agency RMBS and Agency CMBS; “Multi-Family Credit” portfolio includes multi-family CMBS, preferred equity and mezzanine loan investments and certain investments in unconsolidated entities that invest in multi-family credit assets; and “Single-Family Credit” portfolio includes residential loans at fair value, non-Agency RMBS, loans held for sale and certain investments in unconsolidated entities that invest in single-family residential assets.

Additional Information

We determined that Consolidated SLST is a variable interest entity and that we are the primary beneficiary of Consolidated SLST. As a result, we are required to consolidate Consolidated SLST’s underlying seasoned re-performing and non-performing residential loans including its liabilities, income and expenses in our condensed consolidated financial statements. We have elected the fair value option on the assets and liabilities held within Consolidated SLST, which requires that changes in valuations in the assets and liabilities of Consolidated SLST be reflected in our condensed consolidated statements of operations.

A reconciliation of our net interest income generated by our Single-Family Credit portfolio to our condensed consolidated financial statements for the three months ended September 30, 2020 is set forth below (dollar amounts in thousands):

For the Three Months Ended September 30, 2020
Interest income, residential loans	$30,704
Interest income, investment securities available for sale (1)	5,605
Interest expense, SLST CDOs (2)	(7,562)
Interest income, Single-Family Credit, net	28,747
Interest expense, repurchase agreements	(5,341)
Interest expense, Residential CDOs (2)	(2,160)
Interest expense, securitized debt	(1,524)
Net interest income, Single-Family Credit	$19,722

(1)Included in the Company’s accompanying condensed consolidated statements of operations in interest income, investment securities and other interest earning assets.
(2)Included in the Company’s accompanying condensed consolidated statements of operations in interest expense, residential collateralized debt obligations.

Cautionary Statement Regarding Forward-Looking Statements

When used in this press release, in future filings with the Securities and Exchange Commission (the “SEC”) or in other written or oral communications, statements which are not historical in nature, including those containing words such as “will,” “believe,” “expect,” “anticipate,” “estimate,” “plan,” “continue,” “intend,” “could,” “would,” “should,” “may”, “expect” or similar expressions, are intended to identify “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and, as such, may involve known and unknown risks, uncertainties and assumptions.

Forward-looking statements are based on estimates, projections, beliefs and assumptions of management of the Company at the time of such statements and are not guarantees of future performance. Forward-looking statements involve risks and uncertainties in predicting future results and conditions. Actual results and outcomes could differ materially from those projected in these forward-looking statements due to a variety of factors, including, without limitation: changes in the Company’s business and investment strategy; changes in interest rates and the fair market value of the Company’s assets, including negative changes resulting in margin calls relating to the financing of the Company’s assets; changes in credit spreads; changes in the long-term credit ratings of the U.S., Fannie Mae, Freddie Mac, and Ginnie Mae; general volatility of the markets in which the Company invests; changes in prepayment rates on the loans the Company owns or that underlie the Company’s investment securities; increased rates of default or delinquency and/or decreased recovery rates on the Company’s assets; the Company’s ability to identify and acquire targeted assets, including assets in its investment pipeline; changes in relationships with the Company’s financing counterparties and the Company’s ability to borrow to finance its assets and the terms thereof; the Company’s ability to predict and control costs; changes in governmental laws, regulations or policies affecting the Company’s business, including actions that may be taken to contain or address the impact of the COVID-19 pandemic; the Company’s ability to make distributions to its stockholders in the future; the Company’s ability to maintain its qualification as a REIT for federal tax purposes; the Company’s ability to maintain its exemption from registration under the Investment Company Act of 1940, as amended; risks associated with investing in real estate assets, including changes in business conditions and the general economy, the availability of investment opportunities and the conditions in the market for Agency RMBS, non-Agency RMBS, ABS and CMBS securities, residential loans, structured multi-family investments and other mortgage-, residential housing- and credit-related assets, including changes resulting from the ongoing spread and economic effects of COVID-19; and the impact of COVID-19 on the Company, its operations and its personnel.

These and other risks, uncertainties and factors, including the risk factors described in the Company’s reports filed with the SEC pursuant to the Exchange Act, could cause the Company’s actual results to differ materially from those projected in any forward-looking statements the Company makes. All forward-looking statements speak only as of the date on which they are made. New risks and uncertainties arise over time and it is not possible to predict those events or how they may affect the Company. Except as required by law, the Company is not obligated to, and does not intend to, update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

For Further Information

CONTACT: AT THE COMPANY
    Mari Nitta
    Investor Relations Associate
    Phone: (646) 795-4066
    Email: InvestorRelations@nymtrust.com

FINANCIAL TABLES FOLLOW

NEW YORK MORTGAGE TRUST, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Dollar amounts in thousands, except share data)

	September 30, 2020	December 31, 2019
	(unaudited)
ASSETS
Investment securities available for sale, at fair value	$603,697	$2,006,140
Residential loans, at fair value	2,822,789	2,758,640
Residential loans, net	—	202,756
Investments in unconsolidated entities	218,706	189,965
Preferred equity and mezzanine loan investments	183,154	180,045
Multi-family loans held in securitization trusts, at fair value	—	17,816,746
Derivative assets	—	15,878
Cash and cash equivalents	649,822	118,763
Goodwill	—	25,222
Receivables and other assets	142,945	169,214
Total Assets (1)	$4,621,113	$23,483,369
LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities:
Repurchase agreements	$672,519	$3,105,416
Securitized debt	88,791	—
Multi-family collateralized debt obligations, at fair value	—	16,724,451
Residential collateralized debt obligations, at fair value	1,077,980	1,052,829
Residential collateralized debt obligations	268,820	40,429
Convertible notes	134,720	132,955
Subordinated debentures	45,000	45,000
Accrued expenses and other liabilities	79,900	177,260
Total liabilities (1)	2,367,730	21,278,340
Commitments and Contingencies
Stockholders' Equity:
Preferred stock, par value $0.01 per share, 30,900,000 shares authorized, 20,872,888 shares issued and outstanding ($521,822 aggregate liquidation preference)	504,765	504,765
Common stock, par value $0.01 per share, 800,000,000 shares authorized, 377,744,476 and 291,371,039 shares issued and outstanding, respectively	3,777	2,914
Additional paid-in capital	2,340,395	1,821,785
Accumulated other comprehensive (loss) income	(11,938)	25,132
Accumulated deficit	(583,616)	(148,863)
Company's stockholders' equity	2,253,383	2,205,733
Non-controlling interest in consolidated variable interest entities	—	(704)
Total equity	2,253,383	2,205,029
Total Liabilities and Stockholders' Equity	$4,621,113	$23,483,369
(1)Our condensed consolidated balance sheets include assets and liabilities of consolidated variable interest entities ("VIEs") as the Company is the primary beneficiary of these VIEs. As of September 30, 2020 and December 31, 2019, assets of consolidated VIEs totaled $1,852,657 and $19,270,384, respectively, and the liabilities of consolidated VIEs totaled $1,440,936 and $17,878,314, respectively.

NEW YORK MORTGAGE TRUST, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollar amounts in thousands, except per share data)
(unaudited)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2020	2019	2020	2019
INTEREST INCOME:
Investment securities and other interest earning assets	$9,354	$17,503	$41,801	$48,173
Residential loans	30,704	16,776	94,424	46,266
Preferred equity and mezzanine loan investments	5,300	5,505	15,875	15,660
Multi-family loans held in securitization trusts	—	139,818	151,841	384,743
Total interest income	45,358	179,602	303,941	494,842

INTEREST EXPENSE:
Repurchase agreements and other interest bearing liabilities	5,341	23,540	34,321	66,749
Residential collateralized debt obligations	9,722	338	26,782	1,162
Multi-family collateralized debt obligations	—	120,329	129,762	332,041
Convertible notes	2,759	2,713	8,234	8,097
Subordinated debentures	483	711	1,714	2,185
Securitized debt	1,524	—	1,994	742
Total interest expense	19,829	147,631	202,807	410,976

NET INTEREST INCOME	25,529	31,971	101,134	83,866

NON-INTEREST INCOME (LOSS):
Recovery of loan losses	—	244	—	2,605
Realized (losses) gains, net	(1,067)	6,102	(149,919)	32,556
Realized loss on de-consolidation of multi-family loans held in securitization trusts and multi-family collateralized debt obligations, net	—	—	(54,118)	—
Unrealized gains (losses), net	81,198	11,112	(212,711)	13,898
Impairment of goodwill	—	—	(25,222)	—
Loss on extinguishment of debt	—	—	—	(2,857)
Other income	10,397	3,938	14,910	14,620
Total non-interest income (loss)	90,528	21,396	(427,060)	60,822

GENERAL, ADMINISTRATIVE AND OPERATING EXPENSES:
General and administrative expenses	10,529	8,314	33,157	27,039
Operating expenses	2,895	3,974	8,225	10,287
Total general, administrative and operating expenses	13,424	12,288	41,382	37,326

INCOME (LOSS) FROM OPERATIONS BEFORE INCOME TAXES	102,633	41,079	(367,308)	107,362
Income tax (benefit) expense	(772)	(187)	917	(247)
NET INCOME (LOSS)	103,405	41,266	(368,225)	107,609
Net (income) loss attributable to non-controlling interest in consolidated variable interest entities	(1,764)	113	(704)	645
NET INCOME (LOSS) ATTRIBUTABLE TO COMPANY	101,641	41,379	(368,929)	108,254
Preferred stock dividends	(10,297)	(6,544)	(30,890)	(18,726)
NET INCOME (LOSS) ATTRIBUTABLE TO COMPANY'S COMMON STOCKHOLDERS	$91,344	$34,835	$(399,819)	$89,528

Basic earnings (loss) per common share	$0.24	$0.15	$(1.08)	$0.44
Diluted earnings (loss) per common share	$0.23	$0.15	$(1.08)	$0.43
Weighted average shares outstanding-basic	377,744	234,043	368,740	203,270
Weighted average shares outstanding-diluted	399,709	255,537	368,740	224,745

NEW YORK MORTGAGE TRUST, INC. AND SUBSIDIARIES
SUMMARY OF QUARTERLY EARNINGS (LOSS)
(Dollar amounts in thousands, except per share data)
(unaudited)

	For the Three Months Ended
	September 30, 2020	June 30, 2020	March 31, 2020	December 31, 2019	September 30, 2019
Net interest income	$25,529	$28,526	$47,082	$43,999	$31,971
Total non-interest income (loss)	90,528	104,412	(622,003)	33,626	21,396
Total general, administrative and operating expenses	13,424	14,074	13,885	12,509	12,288
Income (loss) from operations before income taxes	102,633	118,864	(588,806)	65,116	41,079
Income tax (benefit) expense	(772)	1,927	(239)	(172)	(187)
Net income (loss)	103,405	116,937	(588,567)	65,288	41,266
Net (income) loss attributable to non-controlling interest in consolidated variable interest entities	(1,764)	876	184	195	113
Net income (loss) attributable to Company	101,641	117,813	(588,383)	65,483	41,379
Preferred stock dividends	(10,297)	(10,296)	(10,297)	(10,175)	(6,544)
Net income (loss) attributable to Company's common stockholders	91,344	107,517	(598,680)	55,308	34,835
Basic earnings (loss) per common share	$0.24	$0.28	$(1.71)	$0.20	$0.15
Diluted earnings (loss) per common share	$0.23	$0.28	$(1.71)	$0.20	$0.15
Weighted average shares outstanding - basic	377,744	377,465	350,912	275,121	234,043
Weighted average shares outstanding - diluted	399,709	399,982	350,912	296,347	255,537

Book value per common share	$4.58	$4.35	$3.89	$5.78	$5.77
Dividends declared per common share (1)	$0.075	$0.05	$—	$0.20	$0.20
Dividends declared or accumulated per preferred share on Series B Preferred Stock (2)	$0.48	$0.48	$0.48	$0.48	$0.48
Dividends declared or accumulated per preferred share on Series C Preferred Stock (2)	$0.49	$0.49	$0.49	$0.49	$0.49
Dividends declared or accumulated per preferred share on Series D Preferred Stock (2)	$0.50	$0.50	$0.50	$0.50	$0.50
Dividends declared or accumulated per preferred share on Series E Preferred Stock (2) (3)	$0.49	$0.49	$0.49	$0.48	$—

(1)On March 23, 2020, the Company announced that it had temporarily suspended its quarterly dividend on common stock, commencing with the first quarter of 2020. As a result, the Company did not declare a cash dividend on its common stock during the three months ended March 31, 2020. On June 15, 2020, the Company reinstated the payment of dividends on common stock.
(2)On March 23, 2020, the Company announced that it had temporarily suspended quarterly dividends on its Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock (collectively, the "Preferred Stock") that would have been payable in April 2020. As a result, the Company did not declare quarterly dividends on the Preferred Stock during the three months ended March 31, 2020. On June 15, 2020, the Company reinstated the payment of dividends on the Preferred Stock. Amounts presented for the three months ended March 31, 2020 in the table above represent the dividend per share amounts declared in arrears and paid on July 15, 2020.
(3)Amount shown for the three months ended December 31, 2019 represents cash dividend for the partial quarterly period that began on October 18, 2019 and ended on January 14, 2020.